Exhibit 99.2

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. […***…] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION

January 11, 2019

[…***…]1

Medicines Research Centre

Gunnels Wood Road

Stevenage, Hertfordshire SG1 2NY

United Kingdom

VIA EMAIL

Attention: […***…]2

RE: EXTENSION OF RESEARCH COLLABORATION TERM

Dear […***…]3,

Reference is hereby made to the Collaboration and Research License Agreement between GlaxoSmithKline Intellectual Property Development Limited (“GSK”) and Zymeworks Inc. (“Zymeworks”) dated December 1, 2015 (the “Agreement”). Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the Agreement.

This letter sets out GSK and Zymeworks’ agreement to extend conclusion of the Research Collaboration Term under the Agreement until the earlier of (a) […***…] or (b) the date on which the […***…], unless earlier terminated in accordance with Section 10.2, 10.3 or 10.4 of the Agreement. Such extension of the Research Collaboration Term shall take effect as of November 30, 2018.4

If the foregoing accurately reflects your understanding, please indicate your agreement in the space provided below and return a fully executed copy of this letter to Zymeworks.

Sincerely,

Zymeworks Inc.

By:	/s/ Neil Klompas
Neil A. Klompas,
Chief Financial Officer

Acknowledged and agreed:

GlaxoSmithKline Intellectual Property Development Limited

By:	/s/ John Sadler

[1]	Personal Information – Contact Information.
[2]	Personal Information – Contact Information.
[3]	Personal Information – Contact Information.
[4]	Competitive Information – Commercially Sensitive Terms.

CONFIDENTIAL

By:	/s/Paul Williamson

Authorized Signatory

For and on behalf of

Edinburgh Pharmaceutical Industries Limited

Corporate Director

cc: […***…]5

[5]	Personal Information – Contact Information.